Exhibit 99.1

Contacts:
Quidel Corporation	Lippert/Heilshorn & Associates
John Radak, Chief Financial Officer	Don Markley/Bruce Voss
(858) 552-7962	(310) 691-7100

DR. KENNETH F. BUECHLER APPOINTED TO QUIDEL CORPORATION

BOARD OF DIRECTORS

Co-Founder of Biosite Adds Technology Expertise

SAN DIEGO, Calif. (November 6, 2007) – Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid point-of-care diagnostic tests, announced today that Kenneth F. Buechler, Ph.D., has agreed to join its Board of Directors, effective immediately.

Dr. Buechler joins the Board after completing almost 20 years of outstanding service to Biosite Incorporated where he most recently served as its president and chief scientific officer prior to the acquisition of Biosite.

Dr. Buechler received his doctorate in biochemistry and his bachelor’s degree in chemistry from Indiana University. He is a member of the American Chemical Society, the Biochemical Society, the International Federation of Clinical Chemistry and Laboratory Medicine and the American Association of Clinical Chemists.

“We are delighted to have Ken Buechler join our Board. Ken has been at the forefront of life science technology,” said Mark A. Pulido, chairman of the board.

Quidel’s Board of Directors received a score of 99, according to the recent Forbes’ “The 200 Best Small Companies” special report. The measure compares board membership, charter and bylaws, state of incorporation, executive and director compensation, board guidelines, company ownership and director education relative to companies in the applicable stock index. A score of 50 means that a company scored better than 50% of the companies in its index.(1)

(1) Sources: RiskMetrics Group; Reuters Fundamentals via FactSet Research Systems; Forbes

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the discovery, development, manufacturing and marketing of rapid diagnostic solutions at the point of care (POC) in infectious diseases and reproductive health. Marketed under the leading brand name of QuickVue®, Quidel’s portfolio of products currently includes tests that aid in the diagnosis of several disease or condition states, including influenza, respiratory syncytial virus, Fecal Occult Blood, Strep A, pregnancy, bacterial vaginosis, H. pylori and Chlamydia. Quidel’s products are sold to healthcare professionals with a focus on the physician office lab and acute care markets through leading medical distribution partners on a worldwide basis. Quidel’s Specialty Products Group (SPG) develops research products in the fields of oncology and bone health with potential future point-of-care applications. By building value in rapid diagnostic tests, Quidel provides leadership to the industry and among healthcare professionals allowing for the movement of patient testing out of the central laboratory setting and into the physician office, urgent care and other outpatient settings where rapid testing and treatment has an impact on clinical outcomes and provides an economic benefit. For more information, visit www.quidel.com, www.colorectal-test.com or www.flutest.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the length and severity of cold and flu seasons, uncertainty surrounding the detection of novel influenza viruses involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), intellectual property, product liability, environmental or other litigation, required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower than anticipated sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements.

###